Exhibit 10.1

Executive Service AGREEMENT

This Executive Service Agreement (this “Agreement”), effective as of July 1, 2026 (the “Effective Date”), is made by and between Chae Lee (the “Executive”), on the one hand, and Magnachip Semiconductor Corporation, a Delaware corporation (“Parent”), and Magnachip Semiconductor, Ltd., a wholly owned subsidiary of Parent (“MSK” and together with Parent and each of its Affiliates that may engage the Executive from time to time, including any and all successors thereto, the “Company”), on the other hand.

RECITALS

A. The Company and the Executive desire to enter into this Agreement to assure the Company is provided with continued services of the Executive and to set forth the rights and duties of the parties hereto.

B. Except as otherwise set forth herein, this Agreement is intended to supersede any prior agreements or understandings, whether formal or informal, between the Executive and the Company (the “Prior Agreement”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements set forth below, the parties hereto agree as follows:

1.
Certain Definitions.
(a)
“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended.
(b)
“Agreement” shall have the meaning set forth in the preamble hereto.
(c)
“Annual Base Salary” shall have the meaning set forth in Section 3(a). For the avoidance of doubt, no other compensation (including the Annual Bonus and the Equity Awards) or benefit shall be included in, or be a part of, the Annual Base Salary.
(d)
“Annual Bonus” shall have the meaning set forth in Section 3(b).
(e)
“Award Agreements” shall have the meaning set forth in Section 1(o).
(f)
“Board” shall mean the Board of Directors of the Company.
(g)
The Company shall have “Cause” to terminate the Executive’s engagement pursuant to Section 4(a)(i) hereunder upon (i) the Executive’s conviction of, or a plea of nolo contendere to, a felony or other crime involving moral turpitude (or, in each case, equivalent crimes in a jurisdiction other than the United States), but excluding minor traffic violations; (ii) the Executive’s commission of fraud, embezzlement or misappropriation of funds; (iii) a breach by the Executive of the Executive’s fiduciary duty to the Company; (iv) the

Executive’s refusal to fulfill the Executive’s duties and responsibilities (other than by reason of death or Disability) to the Company; (v) the Executive’s material violation of any established lawful policy of the Company; (vi) the Executive’s material breach of any of the terms of any agreement the Executive has with the Company; (vii) the Executive’s habitual use of illicit drugs or habitual abuse of alcohol that affects the Executive’s job performance; (viii) any gross negligence, material misconduct or material wrongful act or omission on the Executive’s part in connection with the Executive’s duties and responsibilities to the Company, or (ix) in the event that the Company (through the Board) determines in good faith that it needs to terminate the Executive’s employment in order to avoid significant cost and/or burden to the business due to the Executive’s restrictive covenants with any prior employer, but only in the event that litigation has been explicitly and credibly threatened or brought by any such former employer of Executive relating to Executive’s employment with the Company; for clarity, anticipated legal defense costs in excess of $100,000 to the Company will in all cases be considered significant for purposes of this clause. The Company may terminate the Executive’s engagement for Cause under this Agreement, following issuance to the Executive of written notice of the circumstances the Company believes constitute Cause, at any time within 90 days after it becomes aware of such circumstances; provided, however, that, if the basis for termination is curable, then the Executive shall have fifteen (15) days after receipt of such written notice to cure such basis, and if not cured, the Company may terminate the Executive’s engagement for Cause at any time within 90 days after the expiration of such cure period. If, within 90 days subsequent to termination of Executive’s engagement for any reason (other than by the Company for Cause), the Company determines that the Executive’s engagement could have been terminated for Cause, the Executive’s engagement will be deemed to have been terminated for Cause for all purposes, and the Executive will be required to disgorge to the Company all amounts received pursuant to this Agreement or otherwise on account of such termination that would not have been payable to the Executive had such termination been by the Company for Cause; provided, however, that the Company’s ability to retroactively determine that the Executive’s engagement could have been terminated for Cause under this sentence will cease upon the occurrence of a Change in Control.
(h)
[Intentionally Omitted]
(i)
“Change in Control” has the meaning given to such term in the Equity Incentive Plan that qualifies as a change of control event under Code section 409A.
(j)
“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.
(k)
“Date of Termination” shall mean the effective date of termination of Executive’s engagement, as set forth in Section 4.
(l)
“Disability” shall mean a finding by the Company of the Executive’s incapacitation through any illness, injury, accident or condition of either a physical or psychological nature that has resulted in the Executive’s inability to perform the essential functions of the Executive’s position, even with reasonable accommodations, for 180 calendar days during any period of 365 consecutive calendar days, and such incapacity is expected to continue.
(m)
“Effective Date” shall have the meaning set forth in the preamble hereto.
(n)
“Executive” shall have the meaning set forth in the preamble hereto.

(o)
“Equity Awards” means the equity awards that the Executive may receive subject to the Board’s approval and under the terms of the Equity Incentive Plan and standard forms of award agreements under the Equity Incentive Plan (the “Award Agreements”).
(p)
“Equity Incentive Plan” means, as applicable, the Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan or any predecessor or successor equity incentive plan of Parent, as amended or amended and restated from time to time.
(q)
“Final Base Salary” means the Executive’s Annual Base Salary as in effect immediately prior to the termination of the Executive’s engagement (or, if clause (i) or (ii) of the definition of “Good Reason” is implicated, immediately before any relevant diminution of the Executive’s Annual Base Salary).
(r)
The Executive shall have “Good Reason” to resign or otherwise terminate the Executive’s engagement with the Company pursuant to Section 4(a)(iii) in the event that the following action is taken by the Company without the Executive’s consent: (i) if upon or following a Change in Control, a diminution in the Executive’s Annual Base Salary or Target Annual Bonus opportunity by more than 15%; (ii) if prior to a Change in Control, a diminution in the Executive’s Annual Base Salary, other than an across the board cumulative reduction of no more than 15% that applies in a similar manner to all similarly-situated members of the senior management of the Company; (iii) a material diminution in Executive’s title, authority, duties or responsibilities as Chief Executive Officer; or (iv) the Company’s material breach of any of the material terms of any material agreement between the Executive and the Company. The Executive will not have Good Reason to terminate the Executive’s engagement and receive payments or benefits under Section 5(b) unless the Executive provides the Board with written notice of the circumstances the Executive believes constitute Good Reason within thirty (30) days after the occurrence of such circumstances. If the Company does not cure within fifteen (15) days after receipt of such written notice, then the Executive may terminate the Executive’s engagement for Good Reason at any time within ninety (90) days after the expiration of such cure period. If the Executive terminates the Executive’s engagement prior to the expiration of the fifteen (15) day cure period or more than ninety (90) days after the expiration of the cure period, the Executive will not be treated as having terminated the Executive’s engagement for Good Reason.
(s)
“Inventions” shall have the meaning set forth in Section 7(c)(i).
(t)
“Notice of Termination” shall have the meaning set forth in Section 4(b).
(u)
“Parent” shall have the meaning set forth in the preamble hereto.
(v)
“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
(w)
“Prior Agreement” shall have the meaning set forth in the Recitals.
(x)
“Proprietary Rights” shall have the meaning set forth in Section 7(c)(i).
(y)
“Target Annual Bonus” means the Executive’s target Annual Bonus, expressed as a percentage of the Annual Base Salary, under the terms of the Company’s cash bonus plan as is then in effect.

(z)
“Term” shall have the meaning set forth in Section 2(b).
2.
Executive’s Service.
(a)
In General. The Company shall engage the Executive, and the Executive shall provide services to the Company, for the period set forth in Section 2(b), in the position(s) set forth in Section 2(c), and upon the other terms and conditions herein provided.
(b)
Term. The term of this Agreement (the “Term”) shall begin on the Effective Date and remain in effect, until terminated as provided in Section 4. Notwithstanding anything herein to the contrary, the Executive’s engagement with the Company shall be “at‑will”, and the Executive or the Company may terminate the Executive’s engagement for any reason or no reason at any time, in either case subject to Section 4.
(c)
Position and Duties.
(i)
During the Term, the Executive shall serve as Chief Executive Officer of Parent and MSK, with responsibilities, duties and authority customary for such position. The Executive shall also serve as an officer of other Affiliates of the Company as requested by the Board. Except as otherwise provided herein, the Executive shall not be entitled to any additional compensation for service as a member of the Board or other positions or titles the Executive may hold with any Affiliate of the Company to the extent the Executive is so appointed. The Executive shall report to the Board. The Executive agrees to observe and comply with the Company’s rules and policies as adopted from time to time by the Company. The Executive shall devote the Executive’s full business time, skill, attention and best efforts to the performance of the Executive’s duties hereunder; provided, however, that the Executive shall be entitled to (A) serve on civic, charitable and religious boards and (B) manage the Executive’s personal and family investments, (C) continue to serve as the sellers’ representative for Tagore Technology Inc. under that certain agreement dated August 1, 2024 and remains effective until August 1, 2028, which has been disclosed to the Board prior to the Effective Date, and (D) serve on corporate boards with the prior approval of the Board, in each case, to the extent that such activities do not materially interfere with the performance of the Executive’s duties and responsibilities hereunder, are not in conflict with the business interests of the Company or its Affiliates, and do not otherwise compete with the business of the Company or its Affiliates.
(ii)
The Executive shall be principally based at the Company’s offices in Seoul, South Korea. The Executive shall perform the Executive’s duties and responsibilities to the Company at such principal place of service and at such other location(s) to which the Company may reasonably require the Executive to travel for Company business purposes.
(iii)
For the avoidance of doubt, Executive understands and agrees that given his duties and responsibilities, his status from a Korean law perspective is that of an employer, thus, will be treated as such with respect to his working terms and conditions unless and only to the extent otherwise agreed herein. Accordingly, the Executive confirms herein that he is not subject to the Korean Labor Standards Act and other relevant employment laws. Instead, the terms herein shall be the totality of the agreement between he and the Company.
3.
Compensation and Related Matters.

(a)
Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of Five hundred sixty-thousand U.S. Dollars (USD 560,000) per annum, which shall be paid in accordance with the customary payroll practices of the Company (the “Annual Base Salary”).
(b)
Annual Bonus. With respect to each calendar year that ends during the Term, the Executive shall be eligible to receive an annual cash bonus (the “Annual Bonus”) under the terms of the Company’s cash bonus plan as is then in effect (the “Cash Bonus Plan”). The Executive’s target Annual Bonus shall equal one hundred percent (100%) of the Executive’s Annual Base Salary, with the opportunity to earn up to two hundred percent (200%) of the Annual Based Salary if applicable performance targets are exceeded, subject to the terms of the Cash Bonus Plan and any additional requirements established by the Board.
(c)
Equity Compensation. While the Executive is engaged to provide services to the Company, the Executive will be eligible to participate in the equity incentive program applicable to the Company’s executives. All grants of Equity Awards shall, in all cases, be determined and approved by the Board in its sole discretion. Prior to receiving any Equity Award, the Executive must execute the Award Agreement(s) in the form(s) approved by the Board. The Executive will receive an initial equity award under the Equity Incentive Plan covering 875,000 shares of the Company’s common stock (the “Initial Equity Award”). The grant date of the Initial Equity Award shall be determined in accordance with the Company’s applicable equity award grant policy. The Initial Equity Award will consist (as determined by the Board in its reasonable discretion) of (i) 288,750 time-based restricted stock units, (ii) 437,500 performance stock units, and (iii) 148,750 stock options, in each case pursuant to an award agreement substantially in the form attached hereto as Exhibit A-1, Exhibit A-2, and Exhibit A-3, respectively. Accordingly, the actual terms of any Equity Award will be governed by the Equity Incentive Plan and the applicable Award Agreement and documents evidencing the grant of such Equity Award, and not by any other terms set forth herein or otherwise. The Initial Equity Award will vest over four (4) years, with a one-year cliff vesting period, subject to your continued service through each applicable vesting date. The PSUs will be subject to achievement of performance criteria to be established and approved by the Board, within six (6) months following the Effective Date. In addition, the vesting period of the Initial Equity Award shall be accelerated from four (4) years to three (3) years upon achievement of certain performance criteria to be established and approved by the Board within six (6) months following the Effective Date, with achievement of such performance criteria to be determined by the Board following completion of the three (3) year period.
(d)
Benefits. During the Term, the Executive shall be entitled to participate in the benefit plans, programs and arrangements of the Company now (or, to the extent determined by the Board, hereafter) in effect, in accordance with their terms.
(e)
Annual Vacation. During the Term, the Executive shall be entitled to paid-time-off (including vacation days) on an annual basis in accordance with the Company’s applicable policies and practices. Under the policies applicable to other executives of the Company, any unused paid-time-off (including vacation days) shall neither be carried over to the following year nor be compensated for. Any paid-time-off (including vacation days) shall be taken at the reasonable and mutual convenience of the Company and the Executive.
(f)
Business Expenses. During the Term, the Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of the Executive’s duties to the Company, in accordance with the Company’s expense reimbursement policies and procedures.
(g)
Health Insurance: During the Term, the Company shall provide and maintain, in accordance with the Company’s arrangements, health insurance coverage for the Executive and the Executive’s spouse in both Korea and the United States.

4.
Termination. The Executive’s engagement hereunder may be terminated without any breach of this Agreement only under the following circumstances:
(a)
Circumstances.
(i)
Termination with Cause. The Company may terminate the Executive’s engagement with Cause.
(ii)
Termination without Cause. The Company may terminate the Executive’s engagement without Cause.
(iii)
Resignation with Good Reason. The Executive may resign from the Executive’s engagement with Good Reason.
(iv)
Resignation without Good Reason. The Executive may resign from the Executive’s engagement without Good Reason upon not less than thirty (30) days’ advance written notice to the Board.
(v)
Death. The Executive’s engagement hereunder shall terminate upon the Executive’s death.
(vi)
Disability. If the Executive has incurred a Disability, the Company may give the Executive written notice of its intention to terminate the Executive’s engagement. In that event, the Executive’s engagement with the Company shall terminate effective on the later of the thirtieth (30th) day after receipt of such notice by the Executive and the date specified in such notice; provided, however, that, if the Executive shall have returned to full-time performance of the Executive’s duties hereunder within the thirty (30) day period following receipt of such notice and shall have reasonably demonstrated that the Executive is not subject to a Disability, then the Executive’s engagement shall not be terminated pursuant to this clause (vii).
(b)
Notice of Termination. Any termination of the Executive’s engagement with the Company, whether by the Company or the Executive under this Section 4 (other than termination pursuant to Section 4(a)(v)), shall be communicated by written notice to the other party hereto (i) indicating the specific termination provision in this Agreement relied upon, (ii) except with respect to a termination pursuant to Section 4(a)(ii) or (iv), setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s engagement under the provision so indicated, and (iii) specifying a Date of Termination as provided herein (a “Notice of Termination”). If the Company delivers a Notice of Termination under Section 4(a)(vi), the Date of Termination shall be at least thirty (30) days following the date of such notice; provided, however, that such notice need not specify a Date of Termination, in which case the Date of Termination shall be determined pursuant to Section 4(a)(vi). If the Company delivers a Notice of Termination under Section 4(a)(i) or 4(a)(ii), the Date of Termination shall be, in the Company’s sole discretion, the date on which the Executive receives such notice or any subsequent date selected by the Company. If the Executive delivers a Notice of Termination under Section 4(a)(iii) or 4(a)(iv), the Date of Termination shall be at least thirty (30) days following the date of such notice; provided, however, that the Company may, in its sole discretion, accelerate the Date of Termination to any date that occurs following the Company’s receipt of such notice, without changing the characterization of such termination as voluntary, even if such date is prior to the date specified in such notice. The failure by the Company or the Executive to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Cause or Good Reason shall not waive any right of the Company or the Executive hereunder or preclude the Company or the Executive from asserting such fact or circumstance in enforcing the Company’s or the Executive’s rights hereunder.
(c)
Termination and Resignation of All Positions. Upon termination of the Executive’s engagement for any reason, the Executive agrees to resign, as of the Date of Termination or such other date requested by the Company, from all positions and offices that the Executive then holds with the Company and its Affiliates. In addition, as applicable, if the Executive fails to resign from any such positions or offices, the Company shall be relieved of its obligations under Section 5(b).
5.
Company Obligations upon Termination of the Executive’s Engagement.
(a)
In General. Subject to Section 11(a), upon termination of the Executive’s engagement for any reason, the Executive (or the Executive’s estate) shall be entitled to receive (i) any amount of the Executive’s Annual Base Salary earned through the Date of Termination not theretofore paid, (ii) any Annual Bonus for the year prior to the year in which the Date of Termination occurred that was earned but not yet paid, (iii) any expenses owed to the Executive under Section 3(f), and (iv) any vested payment or benefit arising from the Executive’s participation in, or benefits under, any qualified benefit plans, programs or arrangements under Section 3(d) (other than severance plans, programs or arrangements), which amounts shall be payable in accordance with the terms and conditions of such benefit plans, programs or arrangements including, where applicable, any death and disability benefits (the “Accrued Obligations”). Notwithstanding anything herein to the contrary, upon a Termination with Cause (to be determined through a fair and impartial proceeding by a court of competent jurisdiction or an arbitrator, as applicable, if Executive disagrees with Company), and only in the case of such a termination, the Accrued Obligations shall not include the amount set forth in clause (ii) of the preceding sentence or any other amounts or benefits not payable in accordance with the terms and conditions of any benefit plan, program or arrangement.
(b)
Termination without Cause or Resignation with Good Reason. Subject to Section 11(a) and subject to the Executive’s continued compliance with the covenants contained in Sections 6, 7 and 10, if the Company terminates the Executive’s engagement without Cause (other than for death or Disability) pursuant to Section 4(a)(ii) or the Executive resigns from the Executive’s engagement with Good Reason pursuant to Section 4(a)(iii), the Company shall, in addition to the Accrued Obligations:
(i)
continue to pay the Final Base Salary in accordance with the Company’s customary payroll practices during the period beginning on the Date of Termination and ending on the earlier to occur of (A) the first anniversary of the Date of Termination and (B) the first date that the Executive violates any covenant contained in Section 6 or 7 (the “Salary Payment”), and if the Date of Termination occurs after June 30 of the calendar year in which the Date of Termination occurs, pay the Executive a prorated portion of the Annual Bonus payable with respect to the calendar year in which such termination occurs (which prorated amount shall equal the amount of the Annual Bonus multiplied by a fraction, (x) the numerator of which equals the number of days that have elapsed between January 1 of such calendar year and the Date of Termination and (y) the denominator of which equals 365), based on actual performance achievement for such year, and payable if and when annual bonuses are paid to other senior executives of the Company with respect to such year (the “Pro Rata Bonus”, together with the Salary Payment, the “Separation Payment”); provided, however, that, if the Company terminates the Executive’s engagement without Cause pursuant to Section 4(a)(ii) or the Executive resigns from the Executive’s engagement with Good Reason pursuant to Section 4(a)(iii), in each case, either (x) during a period of time when the Company is party to a definitive corporate transaction agreement, the consummation of which would result in a Change in Control, or (y) within twelve (12) months following a Change in Control (such a termination a “CIC Qualified Termination”), then the Separation Payment shall instead equal the sum of (xx) one and one‑half (1.5) times the Final Base Salary, payable (1) in a single cash lump sum on the sixtieth (60th) day following the Date of Termination in the event that the Change in Control is also a “change in control event” (within the meaning of Section 409A of the Code) or (2) in accordance with the schedule contemplated by the first sentence of this Section 5(b)(i) in the event that the Change in Control is not a “change in control event” and (yy) if the Date of Termination occurs after June 30th of the calendar year in which the Date of Termination occurs, an amount equal to an additional month of base salary for each month that has passed since July 1st through the Date of Termination (rounding up for any partial months), and payable in a lump sum on the sixtieth (60th) day following the Date of Termination, in each case, so long as the Release (as defined below) has become effective and the Executive has not violated any covenant contained in Section 6 or 7, in which case the Separation Payment shall be forfeited; for the avoidance of doubt, if the Date of Termination occurs in July, the payment described in clause (yy) above will be equal to one month’s base salary; and
(ii)
provide for vesting of any outstanding unvested Equity Awards, as set forth in the Equity Incentive Plan and the applicable Award Agreement(s);

provided, however, that all payments and benefits to be paid or provided pursuant to this Section 5(b) shall commence on the sixtieth (60th) day following the Date of Termination, and, only with respect to any cash payments, the initial installment of such payments shall include a lump-sum payment of all amounts accrued under this Section 5(b) from the Date of Termination through the date of such initial payment.

Notwithstanding anything herein to the contrary, if the Executive breaches any of the covenants contained in Sections 6 and 7, the Company shall have the right to cease providing any payments or benefits under this Section 5(b) and, if requested, the Executive shall repay to the Company within sixty (60) days of such request any previously paid payments or benefits under this Section 5(b); provided that the foregoing shall not apply unless the Company provides the Executive with written notice of the circumstances it believes constitutes a breach of such covenants within ninety (90) days after it becomes aware of such circumstances; provided further that, if the basis for the alleged breach is curable, then the Executive shall have fifteen (15) days after receipt of such written notice to cure such basis.

Payment of the amounts and benefits under this Section 5(b) is in lieu of any other severance or separation pay payable to the Executive whether under any previous agreement, offer letter or severance program, plan or policy, applicable law (including the laws of the Republic of Korea) or other statute, or otherwise.

(c)
Release. Notwithstanding anything herein to the contrary, the amounts payable and benefits to be provided to the Executive under Section 5(b), other than the Accrued Obligations, shall be contingent upon and subject to the Executive’s (or the Executive’s estate’s, if applicable) execution and non-revocation of a general waiver and release of claims agreement generally consistent with the form attached as Exhibit B hereto (as appropriately modified to comply with applicable law, the “Release”) (and the expiration of any applicable revocation period), on or prior to the sixtieth (60th) day following the Date of Termination.
(d)
Survival. The obligations of any of the parties under this Agreement which by their nature may require either partial or total performance after the termination of the Term or this Agreement (including those under Sections 6, 7, 8, 9 and 10) and Sections 11, 12, 14, 15, 22, 23, 24 and 25 will survive any termination of this Agreement.
6.
Non-Competition; Non-Solicitation; Non-Hire.
(a)
To the fullest extent permitted by applicable law, the Executive agrees that during the Executive’s engagement with the Company, and for the twelve (12) month period following termination of the Executive’s engagement for any reason, the Executive will not, directly or indirectly, have any equity or equity-based interest, or work or otherwise provide services as an employee, contractor, officer, owner, consultant, partner, director or otherwise, in any business anywhere in the world that competes with any of the businesses of the Company. Notwithstanding the foregoing, the Executive shall be permitted to acquire a passive stock or equity interest in such a business, provided that the stock or other equity interest acquired is not more than five percent (5%) of the outstanding interest in such business. Notwithstanding anything herein to the contrary, if prior to the expiration of the aforementioned 12‑month period the Executive enters into any agreement that obligates the Executive to provide any form of services to the Company, then such twelve (12) month period shall commence on the date that the Executives ceases to provide services under such agreement.
(b)
To the fullest extent permitted by applicable law, the Executive agrees that during the Executive’s engagement with the Company, and for the twelve (12) month period following termination of the Executive’s engagement for any reason, the Executive will not, directly or indirectly, on the Executive’s own behalf or on behalf of another (i) solicit, induce or attempt to solicit or induce any officer, director, employee or consultant of the Company to terminate their relationship with or leave the Company, or in any way interfere with the relationship between the Company, on the one hand, and any officer, director, employee or consultant thereof, on the other hand, (ii) hire (or other similar arrangement) any Person (in any capacity whether as an officer, director, employee or consultant) who is, or at any time in the twelve (12) months preceding the Date of Termination was, an officer, director, employee or consultant of the Company or (iii) induce or attempt to induce any customer, supplier, prospect, licensee or other business relation of the Company to cease doing business with the Company, or in any way interfere with the relationship between any such customer, supplier, prospect, licensee or business relation, on the one hand, and the Company, on the other hand.
(c)
In the event that the terms of this Section 6 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it will be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action. The Executive hereby acknowledges that the terms of this Section 6 are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company. The Executive hereby authorizes the Company to inform any future employer or prospective employer of the existence and terms of Sections 6 and 7 without liability for interference with the Executive’s employment or prospective employment.
7.
Non-Disclosure of Confidential Information; Non-Disparagement; Intellectual Property.
(a)
Non-Disclosure of Confidential Information; Return of Property. The Executive recognizes and acknowledges that the Executive has access to confidential information and/or has had or will have material contact with the Company’s customers, suppliers, licensees, representatives, agents, partners, licensors or business relations. The Executive agrees that during the Executive’s engagement and in perpetuity thereafter, the Executive shall maintain in confidence and shall not directly, indirectly or otherwise, use, disseminate, disclose or publish, or use for the Executive’s benefit or the benefit of any Person, any confidential or proprietary information or trade secrets of or relating to the Company, including information with respect to the Company’s operations, processes, products, inventions, business practices, finances, principals, vendors, suppliers, customers, potential customers, marketing methods, costs, prices, contractual relationships, regulatory status, compensation paid to employees or other terms of employment, or deliver to any Person any document, record, notebook, computer program or similar repository of or containing any such confidential or proprietary information or trade secrets. Upon termination of the Executive’s engagement for any reason, the Executive shall promptly deliver to the Company all correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents or any other documents concerning the Company’s customers, business plans, marketing strategies, products or processes. The Executive may respond to a lawful and valid subpoena or other legal process but shall give the Company the earliest possible notice thereof, shall, as much in advance of the return date as possible, make available to the Company and its counsel the documents and other information sought and, if requested by the Company, shall reasonably assist such counsel in resisting or otherwise responding to such process.
(b)
Non-Disparagement. The Executive shall not, at any time during the Executive’s engagement and in perpetuity thereafter, directly or indirectly, knowingly disparage, criticize or otherwise make derogatory statements regarding the Company, or any of its successors, directors or officers. The foregoing shall not be violated by the Executive’s truthful responses to legal process or inquiry by a governmental authority.
(c)
Intellectual Property Rights.
(i)
The Executive agrees that the results and proceeds of the Executive’s services for the Company (including any trade secrets, products, services, processes, know-how, designs, developments, innovations, analyses, drawings, reports, techniques, formulas, methods, developmental or experimental work, improvements, discoveries, inventions, ideas, source and object codes, programs, matters of a literary, musical, dramatic or otherwise creative nature, writings and other works of authorship) resulting from services performed for the Company and any works in progress, whether or not patentable or registrable under copyright or similar statutes, that were made, developed, conceived or reduced to practice or learned by the Executive, either alone or jointly with others (collectively, “Inventions”), shall be works-made-for-hire and the Company (or, if applicable or as directed by the Company) shall be deemed the sole owner throughout the universe of any and all trade secret, patent, copyright and other intellectual property rights (collectively, “Proprietary Rights”) of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion, without any further payment to the Executive whatsoever. If, for any reason, any of such results and proceeds shall not legally be a work-made-for-hire and/or there are any Proprietary Rights which do not accrue to the Company under the immediately preceding sentence, then the Executive hereby irrevocably assigns and agrees to assign any and all of the Executive’s right, title and interest thereto, including any and all Proprietary Rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, to the Company (or, if applicable or as directed by the Company), and the Company or such Affiliates shall have the right to use the same in perpetuity throughout the universe in any manner determined by the Company or such Affiliates without any further payment to the Executive whatsoever. As to any Invention that the Executive is required to assign, the Executive shall promptly and fully disclose to the Company all information known to the Executive concerning such Invention. The Executive hereby waives and quitclaims to the Company any and all claims, of any nature whatsoever, that the Executive now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.
(ii)
The Executive agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Executive shall do any and all things that the Company may reasonably deem useful or desirable to establish or document the Company’s exclusive ownership throughout the United States of America or any other country of any and all Proprietary Rights in any such Inventions, including the execution of appropriate copyright and/or patent applications or assignments. To the extent the Executive has any Proprietary Rights in the Inventions that cannot be assigned in the manner described above, the Executive unconditionally and irrevocably waives the enforcement of such Proprietary Rights. This Section 7(c)(ii) is subject to and shall not be deemed to limit, restrict or constitute any waiver by the Company of any Proprietary Rights of ownership to which the Company may be entitled by operation of law by virtue of the Executive’s engagement with the Company. The Executive further agrees that, from time to time, as may be requested by the Company and at the Company’s sole cost and expense, the Executive shall assist the Company in every proper and lawful way to obtain and from time to time enforce Proprietary Rights relating to Inventions in any and all countries. To this end, the Executive shall execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, the Executive shall execute, verify and deliver assignments of such Proprietary Rights to the Company or its designees. The Executive’s obligation to assist the Company with respect to Proprietary Rights relating to such Inventions in any and all countries shall continue beyond the termination of the Executive’s engagement with the Company.

(d)
Protected Disclosures.
(i)
Nothing in this Agreement will preclude, prohibit or restrict the Executive from (A) communicating with, any federal, state or local administrative or regulatory agency or authority, including the Securities and Exchange Commission (the “SEC”); (B) participating or cooperating in any investigation conducted by any governmental agency or authority; or (C) filing a charge of discrimination with the United States Equal Employment Opportunity Commission or any other federal state or local administrative agency or regulatory authority.
(ii)
Nothing in this Agreement, or any other agreement between the parties, prohibits or is intended in any manner to prohibit, the Executive from (A) reporting a possible violation of federal or other applicable law or regulation to any governmental agency or entity, including the Department of Justice, the SEC, the U.S. Congress and any governmental agency Inspector General, or (B) making other disclosures that are protected under whistleblower provisions of federal law or regulation. This Agreement does not limit the Executive’s right to receive an award (including a monetary reward) for information provided to the SEC. The Executive does not need the prior authorization of anyone at the Company to make any such reports or disclosures, and the Executive is not required to notify the Company that the Executive has made such reports or disclosures.
(iii)
Nothing in this Agreement or any other agreement or policy of the Company is intended to interfere with or restrain the immunity provided under 18 U.S.C. §1833(b). The Executive cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (A) (1) in confidence to federal, state or local government officials, directly or indirectly, or to an attorney, and (2) for the purpose of reporting or investigating a suspected violation of law; (B) in a complaint or other document filed in a lawsuit or other proceeding, if filed under seal; or (C) in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, if filed under seal and does not disclose the trade secret, except pursuant to a court order.
(iv)
The foregoing provisions regarding protected disclosures are intended to comply with all applicable laws. If any laws are adopted, amended or repealed after the execution of this Agreement, this Section 7(d) shall be deemed to be amended to reflect the same.
8.
Injunctive Relief. The Executive recognizes and acknowledges that a breach of any of the covenants contained in Sections 6 and 7 will cause irreparable damage to the Company and its goodwill, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Executive agrees that in the event of a breach or threatened breach of any of the covenants contained in Sections 6 and 7, in addition to any other remedy that may be available at law or in equity, the Company will be entitled to specific performance and injunctive relief (without posting a bond). In the event of any breach or violation by the Executive of any of the covenants contained in Sections 6 and 7, the time period of such covenant with respect to the Executive shall, to the fullest extent permitted by law, be tolled until such breach or violation is resolved (to be determined through a fair and impartial proceeding by a court of competent jurisdiction or an arbitrator, as applicable, if Executive disagrees with Company).
9.
Indemnification. During the Executive’s engagement as a director or officer (or both) of Parent, and at all times thereafter during which the Executive may be subject to liability in connection with the Executive’s performance of his or her duties as a director or officer (or both) of Parent, the Executive shall be entitled to the protection set forth in the Indemnification Agreement between the Executive and the Company to be entered into on or about the date hereof, in addition to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers against all costs, charges, and expenses incurred or sustained by him or her in connection with any action, suit or proceeding to which he or she may be made a party by reason of him or her being or having been a director, officer or employee of the Company, as well as any rights the Executive may have under the Company’s articles of incorporation and bylaws (in each case, other than any dispute, claim or controversy arising under or relating to this Agreement or otherwise arising under or relating to the Executive’s engagement, equity ownership or compensation). Notwithstanding anything herein to the contrary, the Executive’s rights under this Section 9 shall survive the termination or expiration of this Agreement for any reason.
10.
Cooperation. The Executive agrees that, subject to the Executive’s reasonable availability, during and after the Executive’s engagement with the Company, and without the necessity of the Company obtaining a subpoena or court order, the Executive shall provide reasonable cooperation in connection with any suit, action or proceeding (or any appeal from any suit, action or proceeding), and any investigation and/or defense of any claims asserted against the Company Releasees (as defined in the Release), which relates to events occurring during the Executive’s engagement (including furnishing relevant information and materials to the Company or its designee and/or providing testimony at depositions and at trial); provided that the Company shall reimburse the Executive for reasonable out-of-pocket expenses the Executive incurs that are associated with any such cooperation; provided further that any such cooperation occurring after the termination of the Executive’s engagement shall be scheduled to the extent reasonably practicable so as not to unreasonably interfere with the Executive’s business or personal affairs. Notwithstanding anything herein to the contrary, the preceding cooperation covenant shall not apply to any suit, action, proceeding, investigation, defense or claim that arises out of or relates to a dispute between the Executive and any of the Company Releasees.
11.
Section 409A of the Code.
(a)
General. The parties hereto acknowledge and agree that, to the extent applicable, this Agreement shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the Code and the Department of Treasury Regulations and other interpretive guidance issued thereunder, including any such regulations or other guidance that may be issued after the Effective Date (“Section 409A”). Notwithstanding anything herein to the contrary, in the event that the Company determines that any amounts payable hereunder will be taxable currently to the Executive under Section 409A(a)(1)(A) of the Code and related Department of Treasury guidance, the Company and the Executive shall cooperate in good faith to (i) adopt such amendments to this Agreement and appropriate policies and procedures, including amendments and policies with retroactive effect, that they mutually determine to be necessary or appropriate to preserve the intended tax treatment of the benefits provided by this Agreement, to preserve the economic benefits of this Agreement, and to avoid less-favorable accounting or tax consequences for the Company, and/or (ii) take such other actions as mutually determined to be necessary or appropriate to exempt the amounts payable hereunder from Section 409A or to comply with the requirements of Section 409A and thereby avoid the application of penalty taxes thereunder; provided, however, that this Section 11(a) does not create an obligation on the part of the Company to modify this Agreement and does not guarantee that the amounts payable hereunder will not be subject to interest or penalties under Section 409A, and in no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Executive as a result of Section 409A or any damages for failing to comply with Section 409A.
(b)
Separation from Service under Section 409A. To the extent Section 409A is applicable, notwithstanding anything herein to the contrary: (i) no amount shall be payable pursuant to Section 5(a) or 5(b) unless the termination of the Executive’s engagement constitutes a “separation from service” within the meaning of Section 1.409A‑1(h) of the Department of Treasury Regulations; (ii) if the Executive is deemed at the time of the Executive’s separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent that delayed commencement of any portion of the termination benefits to which the Executive is entitled under this Agreement (after taking into account all exclusions applicable to such termination benefits under Section 409A), including any portion of the additional compensation awarded pursuant to Section 5(a) or 5(b), is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of the Executive’s termination benefits shall not be provided to the Executive prior to the earlier of (A) the expiration of the six‑month period measured from the date of the Executive’s “separation from service” with the Company (as such term is defined in the Department of Treasury Regulations issued under Section 409A) and (B) the date of the Executive’s death; provided that, upon the earlier of such dates, all payments deferred pursuant to this clause (ii) shall be paid to the Executive in a lump sum, and any remaining payments due under this Agreement shall be paid as otherwise provided herein; (iii) the determination of whether the Executive is a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code as of the time of the Executive’s separation from service shall be made by the Company in accordance with the terms of Section 409A of the Code and applicable guidance thereunder (including Section 1.409A-1(i) of the Department of Treasury Regulations and any successor provision thereto); (iv) for purposes of Section 409A of the Code, the Executive’s right to receive installment payments pursuant to Section 5 shall be treated as a right to receive a series of separate and distinct payments; (v) if the sixty day period following the Date of Termination ends in the calendar year following the year that includes the Date of Termination, then payment of any amount that is conditioned upon the execution of the Release and is subject to Section 409A shall not be paid until the first day of the calendar year following the year that includes the Date of Termination, regardless of when the Release is signed; and (vi) to the extent that any reimbursement of expenses or in-kind benefits constitutes “deferred compensation” under Section 409A, such reimbursement or benefit shall be provided no later than December 31 of the year following the year in which the expense was incurred. The amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year. The amount of any in-kind benefits provided in one year shall not affect the amount of in-kind benefits provided in any other year.
12.
Assignment and Successors. The Company may assign its rights and obligations under this Agreement to any entity, including any successor to all or substantially all the assets of the Company, by merger or otherwise, and may assign or encumber this Agreement and its rights hereunder as security for indebtedness of the Company and its Affiliates. The Executive may not assign the Executive’s rights or obligations under this Agreement to any individual or entity. This Agreement shall be binding upon and inure to the benefit of the

Company and the Executive and their respective successors, assigns, personnel, legal representatives, executors, administrators, heirs, distributees, devisees and legatees, as applicable. In the event of the Executive’s death following a termination of the Executive’s engagement, all unpaid amounts otherwise due to the Executive (including under Section 5) shall be paid to the Executive’s estate.
13.
Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of Delaware, without reference to the principles of conflicts of law of Delaware or any other jurisdiction, and where applicable, the laws of the United States.
14.
Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
15.
Notices. Any notice, request, claim, demand, document, and other communication hereunder to any party hereto shall be effective upon receipt (or refusal of receipt) and shall be in writing and delivered personally or sent by telex, telecopy, email or sent by nationally recognized overnight courier or certified or registered mail, postage prepaid, to the following address (or at any other address as any party hereto shall have specified by notice in writing to the other party hereto):
(a)
If to the Company, to it at its current executive offices, Attn: Chairman of the Board.
(b)
If to the Executive, at the Executive’s most recent address on the payroll records of the Company.
16.
Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.
17.
Entire Agreement. The terms of this Agreement (together with the Indemnification Agreement between Parent and the Executive, any pre-invention assignment agreements with the Company and any other agreements and instruments contemplated hereby or referred to herein) are intended by the parties hereto to be the final expression of their agreement with respect to the Executive’s engagement with the Company and to supersede any and all prior agreements (including the Prior Agreement), communications expressing the Company’s offer to the Executive, severance agreements and similar agreements, plans, provisions, understandings or arrangements, whether written or oral, and all such prior agreements, plans, provisions, understandings or arrangements shall be null and void in their entirety and of no further force or effect as of the Effective Date. The parties hereto further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.
18.
Amendments; Waivers. This Agreement may not be modified, amended or terminated except by an instrument in writing signed by the Executive and a duly authorized officer of the Company that expressly identifies the amended provision of this Agreement. By an instrument in writing similarly executed and similarly identifying the waived compliance, the Executive or a duly authorized officer of the Company may waive compliance by the other party or parties with any provision of this Agreement that such other party was or is obligated to comply with or perform; provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure to comply or perform. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall preclude any other or further exercise of any other right, remedy or power provided herein or by law or in equity.
19.
No Inconsistent Actions. The parties hereto shall not voluntarily undertake or fail to undertake any action or course of action inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.
20.
Construction. This Agreement shall be deemed drafted equally by both of the parties hereto. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation. Any references to paragraphs, subparagraphs, sections or subsections are to those parts of this Agreement, unless the context clearly indicates to the contrary. Also, unless the context clearly indicates to the contrary: (a) the plural includes the singular, and the singular includes the plural; (b) “and” and “or” can each used both conjunctively and disjunctively; (c) “any,” “all,” “each,” or “every” means “any and all,” and “each and every”; (d) “includes” and “including” are each “without limitation”; and (e) “herein,” “hereof,” “hereunder,” and other similar compounds of the word “here” refer to the entire Agreement and not to any particular paragraph, subparagraph, section or subsection.
21.
Dispute Resolution. The parties agree that any suit, action or proceeding brought by or against such party in connection with this Agreement shall be brought exclusively in the United States District Court for the District of Delaware to the extent that federal jurisdiction exists, and in the Delaware Chancery Court to the extent that federal jurisdiction does not exist. Each party expressly and irrevocably consents and submits to the jurisdiction and venue of each such court in connection with any such legal proceeding, including to enforce any settlement, order or award, and such party agrees to accept service of process by the other party or any of its agents in connection with any such proceeding. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS RIGHTS OR OBLIGATIONS HEREUNDER.
22.
Enforcement. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
23.
Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local, and foreign withholding and other taxes and charges that the Company is required to withhold. The Company shall be entitled to rely on an opinion of counsel if any questions as to the amount or requirement of withholding shall arise.
24.
Clawback.
(a)
To the extent required by applicable law (including Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of any securities exchange or inter-dealer quotation service on which equity of the Company or Parent is listed or quoted, or if so required pursuant to a written policy adopted by the Company or Parent, payments under this Agreement or in respect of Company or Parent equity incentive awards shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement and all agreements governing the terms of Company or Parent incentive equity compensation).
(b)
The Executive acknowledges that the Executive is or may become subject to the Magnachip Semiconductor Corporation Compensation Recovery Policy (as such policy may be amended and/or restated, the “Clawback Policy”). The Executive understands that if the Executive is or becomes subject to the Clawback Policy, the Company and/or the Board shall be entitled to recover all Erroneously Awarded Compensation (as defined in the Clawback Policy) from the Executive pursuant to such means as the Company and/or the Board may elect. The Executive agrees that the Executive shall take all required action to enable such recovery. The Executive understands that such recovery may be sought and occur after the Executive’s engagement or service with the Company terminates. The Executive further agrees that the Executive is not entitled to indemnification for any Erroneously Awarded Compensation or for any claim or losses arising out of or in any way related to Erroneously Awarded Compensation recovered pursuant to the Clawback Policy and, to the extent any agreement or organizational document purports to provide otherwise, the Executive hereby irrevocably agrees to forego such indemnification. The Executive acknowledges and agrees that the Executive has received and has had an opportunity to review the Clawback Policy. Any action by the Company to recover Erroneously Awarded Compensation under the Clawback Policy from the Executive shall not, whether alone or in combination with any other action, event or condition, be deemed (i) a condition for Good Reason or serve as a basis for a claim of constructive termination under any benefits or compensation arrangement applicable to the Executive, or (ii) to constitute a breach of a contract or other arrangement to which the Executive is a party. This Section 4 is a material term of this Agreement.
25.
Other Benefit Plans. No payment under this Agreement shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as expressly required otherwise by law or the terms of such plan.
26.
Executive’s Representations. The Executive represents, warrants and covenants that (i) that the Executive has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promises made by the Company other than those contained in writing herein, and has entered into this Agreement freely based on the Executive’s own judgment, (ii) Executive has the full right, authority and capacity to enter into this Agreement and perform Executive’s obligations hereunder, (iii) Executive is not bound by any agreement that conflicts with or prevents or restricts the full performance of

Executive’s duties and obligations to the Company hereunder during or after the Term, (iv) the execution and delivery of this Agreement shall not result in any breach or violation of, or a default under, any existing obligation, commitment or agreement to which Executive is subject, and (v) the Executive shall keep all terms of this Agreement confidential, except with respect to disclosure to the Executive’s spouse, accountants or attorneys, each of whom shall agree to keep all terms of this Agreement confidential.
27.
Equity Ownership. The Executive will be subject to such stock ownership guidelines and holding requirements as may be implemented by the Board from time to time.

[signature page follows]

The parties have executed this Agreement as of the date first written above.

MAGNACHIP SEMICONDUCTOR, LTD.

By: /s/ Camillo Martino
Name: Camillo Martino
Title: Representative Director

MAGNACHIP SEMICONDUCTOR CORPORATION

By: /s/ Camillo Martino
Name: Camillo Martino
Title: Chairman of the Board

EXECUTIVE

/s/ Chae Lee
Chae Lee

EXHIBIT A-1

Time-Based Restricted Stock Units Award Agreement

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

Magnachip Semiconductor Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (this “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The appendix attached hereto (the “Appendix”) and the terms and conditions for the Participant’s country set forth therein are incorporated by reference into this Agreement. The Participant shall be entitled to Dividend Equivalent Rights with respect to the Award.

The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (the “Plan”), as amended from time to time, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. Definitions and Construction.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 4.3.

(b) “Units” mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 9.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Certain Conditions of the Award.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares pursuant to the Award, or transfer, assign, sell or otherwise deal in such shares except in compliance with Local Law.

2.2 Service Conditions. By accepting the Award, the Participant acknowledges and agrees that:

(a) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) Notwithstanding anything to the contrary in the Grant Notice, if the Participant’s employment or service is terminated by the Participating Company to which the Participant renders Service (the “Service Recipient”) without Cause or if the Participant resigns for Good Reason, in each case not in connection with a CIC Qualified Termination (as each capitalized term is defined in the Participant’s employment, consulting or other service contract, which remains in effect at the time such term requires application, with the Participating Company) and prior to full settlement of the Award, the Participant will remain eligible to vest with respect to a pro rata portion of the next tranche of the Units scheduled to vest pursuant to the Grant Notice applicable to such Award. The pro rata portion will be determined by multiplying the number of shares underlying such tranche of the Award by a fraction, (x) the numerator of which is the number of full months (without any rounding) from the Prior Vesting Date (as defined below) to the date of such termination and (y) the denominator of which is the number of full months from the Prior Vesting Date to the next vesting date. All Awards in excess of the pro rata portion thereof that remains outstanding in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. “Prior Vesting Date” means (1) the vesting date immediately preceding the date of such termination or (2) if no such vesting date exists, then the date that is 364 days prior to the next vesting date.

(c) If the Participant incurs a CIC Qualified Termination, all unvested Units shall fully vest on the date of such termination.

(d) The vesting of the Award shall cease upon, and no Units shall vest following, the termination of the Participant’s Service for any reason other than as set forth in Section 2.2 (b) or (c). Further, all unvested Units shall be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.

(e) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(f) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(g) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(h) The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without Cause, insofar as permitted under Local Law.

(i) The Participant is voluntarily participating in the Plan.

(j) The Award and resulting shares, if any, are an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment, consulting or other service contract, if any.

(k) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

(l) In the event that the Participant does not provide Service to the Participating Company, the Award grant will not be interpreted to form an employment, consulting or other service contract or relationship with the Participating Company.

(m) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(n) In consideration of the grant of an Award, no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law), and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

(o) Neither the Company nor Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award, or any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any shares acquired upon settlement.

2.3 Data Privacy Consent.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Participating Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (collectively, “Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.

(C) The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon settlement of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

3. Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation or election.

4. The Award.

4.1 Grant of Units. The Company hereby grants to the Participant, subject to the provisions of this Agreement, the Total Number of the Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 4.3 and Section 9. Subject to the terms and conditions set forth in the Grant Notice, this Agreement and the

Plan, each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units.

4.3 Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to Section 6 below as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.

5. Vesting of Units.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. Dividend Equivalent Units shall become Vested Units at the same time as the Units originally subject to the Award with respect to which they have been credited.

6. Forfeiture of Units.

In the event that the Participant’s Service is terminated by the Service Recipient for Cause, insofar as permitted under Local Law the Participant shall forfeit, and the Company shall automatically reacquire, all Units (whether vested or unvested), and the Participant shall not be entitled to any payment therefor.

7. Settlement of the Award.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3, as soon as reasonably practicable following the date upon which Units vest (such date, the “Settlement Date”)(but in no event later than March 15th of the calendar year following the calendar year in which the Units vest), the Company shall issue to the Participant with respect to each such Vested Unit one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 7 or the Company’s Securities Trading Policy or any stock ownership guidelines or holding period guidelines established by the Board from time to time.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal, state law and Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state or Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, or the impracticality of doing so, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8. Tax Withholding.

Regardless of any action the Company or the Service Recipient takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due or deemed legally due by the Participant is and remains the Participant’s responsibility and that the Company and the Service Recipient (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Units, including the grant and vesting of Units, subsequent delivery of shares or cash related to such Units or the subsequent sale of any shares acquired pursuant to such Units and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

The Participant shall satisfy Tax-Related Items by having the Company or the Service Recipient deduct from shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a Fair Market Value not in excess of the amount of such Tax-Related Items determined by the maximum applicable statutory withholding rates. Notwithstanding the foregoing, the Committee may instead, upon notice to the Participant, require the Participant to pay the Company or the Service Recipient in cash any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s receipt of Units (including, without limitation, by the Service Recipient withholding such amounts from the Participant’s wages, which the Participant hereby authorizes). If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Participant understands that he or she will be deemed to have been issued the full number of shares subject to the settled Units, notwithstanding that a number of shares are held back solely for the purpose of paying Tax-Related Items due as a result of the settlement of the Units. Further, if the Participant is subject to tax in more than one jurisdiction, the

Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In the event that the amount of the withholding is greater than the amount of Tax-Related Items, the Company or the Service Recipient may refund the amount of the over-withholding to the Participant (with no entitlement to any Stock equivalent), or alternatively, the Company or the Service Recipient may require the Participant to seek a refund from the applicable tax authorities. In the event that the amount of the withholding is less than the amount of Tax-Related Items, the Participant may be required to pay the under-withheld Tax-Related Items to the Company and/or the Service Recipient or directly to the applicable tax authorities.

The Company may refuse to deliver the shares if the Participant fails to comply with the Participant’s obligations in connection with Tax-Related Items.

The Participant acknowledges and understands that the Participant should consult a tax advisor regarding the Participant’s tax obligations prior to such settlement or disposition.

9. Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A, to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, or any other corporate transaction or event having an effect similar to any of the foregoing, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 4.3) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10. Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 4.3 and Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment contract between the Service Recipient and the Participant, the Participant’s employment is “at will” and is for no specified term unless otherwise required under applicable law. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Service Recipient or interfere in any way with any right of the applicable Service Recipient to terminate the Participant’s Service at any time.

11. Legends.

The Company may at any time place legends referencing any applicable United States federal, state or non-U.S. securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12. Miscellaneous Provisions.

12.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as set forth in Section 9 or in connection with a Change in Control, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

12.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

12.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or non-U.S. postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include the Plan, the Grant Notice, this Agreement, the Plan Prospectus and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 12.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

12.6 Integrated Agreement. The Grant Notice (including its exhibits), this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

12.7 Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the additional terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

12.8 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

12.9 Language. The Participant acknowledges that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the provisions in this Agreement and the Plan. Further, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

12.10 Insider Trading / Market Abuse Restrictions. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the U.S. and the Participant’s country of residence, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares or rights to shares (e.g., Units) or rights linked to the value of shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Securities Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions.

12.11 Foreign Asset and Account Reporting and Exchange Control Requirements. Certain foreign asset and foreign account reporting requirements and exchange controls may affect the Participant’s ability to acquire or hold shares under the Plan or cash received from participating in the Plan in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker or within a certain time after receipt. The Participant is responsible for complying with any applicable regulations and should consult the Participant’s personal legal and tax advisors.

12.12 Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.

12.13 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.14 Clawback. The Award will be subject to recoupment in accordance with the Company’s Compensation Recovery or any other clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Grant Notice and the Agreement.

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the Units granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is deemed to be a citizen or resident for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Units, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Participant.

NOTIFICATIONS

This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because such information may be out-of-date when the Participant’s Units vest and/or the Participant sells any shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant is therefore advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident (or is deemed to be a citizen or resident for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Units, the notifications contained herein may not apply to the Participant in the same manner.

Below please find additional terms and conditions, as well as notifications, that apply to Korea and the United States.

KOREA

Terms and Conditions

There are no country-specific terms and conditions.

Notifications

If the Participant receives and owns Stocks at the time of delivery through a foreign financial account (i.e., financial account outside of Korea) and the total balance of all accounts of the Participant exceed KRW500 million on any last day of each month during a year, the Participant is required to file a Foreign Financial Account Report in accordance with the Korean tax law.

UNITED STATES

Terms and Conditions for Participants subject to Tax in the United States

1. The following paragraph is inserted as a new Section 12.15 to the Agreement:

“Section 409A of the U.S. Internal Revenue Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) do not apply. This Agreement shall be administered in a manner consistent with this intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall any Participating Company or any of their respective Subsidiary Corporations or Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A or otherwise. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.”

Notifications

There are no country-specific notifications.

EXHIBIT A-2

Performance Stock Units Award Agreement

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

(PERFORMANCE-BASED)

Magnachip Semiconductor Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Performance-Based Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (this “Agreement”) is attached an Award consisting of Restricted Stock Units subject to the terms and conditions set forth in the Grant Notice and this Agreement. The appendix attached hereto (the “Appendix”) and the terms and conditions for the Participant’s country set forth therein are incorporated by reference into this Agreement. The Participant shall be entitled to Dividend Equivalent Rights with respect to the Award.

The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (the “Plan”), as amended from time to time, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1. Definitions and Construction.

1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a) “Dividend Equivalent Units” mean additional Restricted Stock Units credited pursuant to Section 4.3.

(b) “Units” mean the Restricted Stock Units originally granted pursuant to the Award and the Dividend Equivalent Units credited pursuant to the Award, as both shall be adjusted from time to time pursuant to Section 10.

1.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Certain Conditions of the Award.

2.1 Compliance with Local Law. The Participant agrees that the Participant will not acquire shares pursuant to the Award, or transfer, assign, sell or otherwise deal in such shares except in compliance with Local Law.

2.2 Service Conditions. By accepting the Award, the Participant acknowledges and agrees that:

(a) Any notice period mandated under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law. Subject to the foregoing and the provisions of the Plan, the Company, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b) The Units are subject to both a Time Condition and Performance Condition, both of which must be satisfied before the Units will be deemed vested and may be settled in accordance with this Agreement.

(c) The vesting of the Award shall cease upon, and no Units shall vest following, the termination of the Participant’s Service for any reason other than as set forth in the Grant Notice. To the extent any Units are forfeited and cancelled pursuant to the terms of the Grant Notice or this Agreement, the Participant shall not be entitled to any compensation or other amount with respect thereto.

(d) The Plan is established voluntarily by the Company. It is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement.

(e) The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(h) All decisions with respect to future Award grants, if any, will be at the sole discretion of the Company.

(f) The Participant’s participation in the Plan shall not create a right to further Service with any Participating Company and shall not interfere with the ability of any Participating Company to terminate the Participant’s Service at any time, with or without Cause (as defined in that certain Executive Service Agreement between the Participant and the Company, dated July 1, 2026), insofar as permitted under Local Law.

(g) The Participant is voluntarily participating in the Plan.

(h) The Award and resulting shares, if any, are an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to any Participating Company, and which is outside the scope of the Participant’s employment, consulting or other service contract, if any.

(i) The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

(j) In the event that the Participant does not provide Service to the Participating Company, the Award grant will not be interpreted to form an employment, consulting or other service contract or relationship with the Participating Company.

(k) The future value of the underlying shares is unknown and cannot be predicted with certainty. If the Participant obtains shares upon settlement of the Award, the value of those shares may increase or decrease.

(l) In consideration of the grant of an Award, no claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law), and the Participant irrevocably releases the Company and each other Participating Company from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

(m) Neither the Company nor Subsidiary shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award, or any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any shares acquired upon settlement.

2.3 Data Privacy Consent.

(a) The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by and among the members of the Participating Company Group for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b) The Participant understands that the Participating Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (collectively, “Data”), for the purpose of implementing, administering and managing the Plan. The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.

(C) The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative. The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon settlement of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

3. Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee, including the determinations regarding the achievement of the Performance Metrics set forth in the Grant Notice, shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation or election.

4. The Award.

4.1 Grant of Units. The Company hereby grants to the Participant, subject to the provisions of this Agreement, the Total Number of the Units set forth in the Grant Notice, subject to adjustment as provided in Section 4.3 and Section 10. Subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

4.2 No Monetary Payment Required. The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units.

4.3 Dividend Equivalent Units. On the date that the Company pays a cash dividend to holders of Stock generally, the Participant shall be credited with a number of additional whole Dividend Equivalent Units determined by dividing (a) the product of (i) the dollar amount of the cash dividend paid per share of Stock on such date and (ii) the total number of the Units and Dividend Equivalent Units previously credited to the Participant pursuant to the Award and which have not been settled or forfeited pursuant to Section 6 below as of such date, by (b) the Fair Market Value per share of Stock on such date. Any resulting fractional Dividend Equivalent Unit shall be rounded to the nearest whole number. Such additional Dividend Equivalent Units shall be subject to the same terms and conditions and shall be settled or forfeited in the same manner and at the same time as the Units originally subject to the Award with respect to which they have been credited.

5. Vesting of Units.

Units acquired pursuant to this Agreement shall be eligible to vest as provided in the Grant Notice. Dividend Equivalent Units shall become vested Units at the same time as the Units originally subject to the Award with respect to which they have been credited.

6. Forfeiture of Units.

In the event that the Participant’s Service is terminated by the Service Recipient for Cause, insofar as permitted under Local Law the Participant shall forfeit, and the Company shall automatically reacquire, all Units (whether vested or unvested), and the Participant shall not be entitled to any payment therefor.

7. Settlement of the Award.

7.1 Issuance of Shares of Stock. Subject to the provisions of Section 7.3, as soon as reasonably practicable following the date upon which Units satisfy the vesting conditions (such date, the “Settlement Date”) (but in no event later than March 15th of the calendar year following the calendar year in which the Units vest), the Company shall issue to the Participant with respect to each such Vested Unit one (1) share of Stock. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 7 or the Company’s Securities Trading Policy or any stock ownership guidelines or holding period guidelines established by the Board from time to time.

7.2 Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3 Restrictions on Grant of the Award and Issuance of Shares. The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal, state law and Local Law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable United States federal, state or Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, or the impracticality of doing so, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7.4 Fractional Shares. The Company shall not be required to issue fractional shares upon the settlement of the Award.

8. Tax Withholding.

Regardless of any action the Company or the Service Recipient takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due or deemed legally due by the Participant is and remains the Participant’s responsibility and that the Company and the Service Recipient (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this grant of Units, including the grant and vesting of Units, subsequent delivery of shares or cash related to such Units or the subsequent sale of any shares acquired pursuant to such Units and receipt of any dividend equivalent payments (if any) and (ii) do not commit to structure the terms or any aspect of this grant of Units to reduce or eliminate the Participant’s liability for Tax-Related Items.

The Participant shall satisfy Tax-Related Items by having the Company or the Service Recipient deduct from shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a Fair Market Value not in excess of the amount of such Tax-Related Items determined by the maximum applicable statutory withholding rates. Notwithstanding the foregoing, the Committee may instead, upon notice to the Participant, require the Participant to pay the Company or the Service Recipient in cash any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold as a result of the Participant’s participation in the Plan or the Participant’s receipt of Units (including, without limitation, by the Service Recipient withholding such amounts from the Participant’s wages, which the Participant hereby authorizes). If the obligation for Tax-Related Items is satisfied by withholding a number of shares as described herein, the Participant understands that he or she will be deemed to have been issued the full number of shares subject to the settled Units, notwithstanding that a number of shares are held back solely for the purpose of paying Tax-Related Items due as a result of the settlement of the Units. Further, if the Participant is subject to tax in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In the event that the amount of the withholding is greater than the amount of Tax-Related Items, the Company or the Service Recipient may refund the amount of the over-withholding to the Participant (with no entitlement to any Stock equivalent), or alternatively, the Company or the Service Recipient may require the Participant to seek a refund from the applicable tax authorities. In the event that the amount of the withholding is less than the amount of Tax-Related Items, the Participant may be required to pay the under-withheld Tax-Related Items to the Company and/or the Service Recipient or directly to the applicable tax authorities.

The Company may refuse to deliver the shares if the Participant fails to comply with the Participant’s obligations in connection with Tax-Related Items.

The Participant acknowledges and understands that the Participant should consult a tax advisor regarding the Participant’s tax obligations prior to such settlement or disposition.

9. Effect of Change in Control.

In the event of a Change in Control during the Performance Period, the Units shall be treated as set forth in the Grant Notice and Section 11 of the Plan.

10. Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A, to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, or any other corporate transaction or event having an effect similar to any of the foregoing, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy, which shall be treated in accordance with Section 4.3) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11. Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 4.3 and Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment contract between the Service Recipient and the Participant, the Participant’s employment is “at will” and is for no specified term unless otherwise required under applicable law. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of the Service Recipient or interfere in any way with any right of the applicable Service Recipient to terminate the Participant’s Service at any time.

12. Legends.

The Company may at any time place legends referencing any applicable United States federal, state or non-U.S. securities law, including Local Law, restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13. Miscellaneous Provisions.

13.1 Termination or Amendment. The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as set forth in the Grant Notice in connection with a Change in Control or in Section 10, no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

13.2 Nontransferability of the Award. Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.4 Binding Effect. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.5 Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or non-U.S. postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include the Plan, the Grant Notice, this Agreement, the Plan Prospectus and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 13.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.5(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.5(a).

13.6 Integrated Agreement. The Grant Notice (including its exhibits), this Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.7 Country-Specific Terms and Conditions. Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the additional terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country, the provisions of which are incorporated in and constitute part of this Agreement. Moreover, if the Participant relocates to one of the countries included in the Appendix, the additional terms and conditions applicable to such country will apply to the Award to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

13.8 Applicable Law. This Agreement shall be governed by the laws of the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.

13.9 Language. The Participant acknowledges that the Participant is sufficiently proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the provisions in this Agreement and the Plan. Further, if the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

13.10 Insider Trading / Market Abuse Restrictions. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including, but not limited to, the U.S. and the Participant’s country of residence, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares or rights to shares (e.g., Units) or rights linked to the value of shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Securities Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions.

13.11 Foreign Asset and Account Reporting and Exchange Control Requirements. Certain foreign asset and foreign account reporting requirements and exchange controls may affect the Participant’s ability to acquire or hold shares under the Plan or cash received from participating in the Plan in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker or within a certain time after receipt. The Participant is responsible for complying with any applicable regulations and should consult the Participant’s personal legal and tax advisors.

13.12 Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.

13.13 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.14 Clawback. The Award will be subject to recoupment in accordance with the Company’s Compensation Recovery Policy or any other clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

APPENDIX

ADDITIONAL TERMS AND CONDITIONS OF

MAGNACHIP SEMICONDUCTOR CORPORATION

RESTRICTED STOCK UNITS AGREEMENT

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Grant Notice and the Agreement.

TERMS AND CONDITIONS

This Appendix includes additional terms and conditions that govern the Units granted to the Participant under the Plan if the Participant resides and/or works in one of the countries listed below. If the Participant is a citizen or resident (or is deemed to be a citizen or resident for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Units, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Participant.

NOTIFICATIONS

This Appendix may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of April 2022. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information in this Appendix as the only source of information relating to the consequences of the Participant’s participation in the Plan because such information may be out-of-date when the Participant’s Units vest and/or the Participant sells any shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. The Participant is therefore advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident (or is deemed to be a citizen or resident for local law purposes) of a country other than the country in which the Participant is currently residing and/or working, or if the Participant relocates to another country after the grant of the Units, the notifications contained herein may not apply to the Participant in the same manner.

Below please find additional terms and conditions, as well as notifications, that apply to Korea and the United States.

KOREA

Terms and Conditions

There are no country-specific terms and conditions.

Notifications

If the Participant receives and owns Stocks at the time of delivery through a foreign financial account (i.e., financial account outside of Korea) and the total balance of all accounts of the Participant exceed KRW500 million on any last day of each month during a year, the Participant is required to file a Foreign Financial Account Report in accordance with the Korean tax law.

UNITED STATES

Terms and Conditions for Participants subject to Tax in the United States

1. The following paragraph is inserted as a new Section 13.15 to the Agreement:

“Section 409A of the U.S. Internal Revenue Code. To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) do not apply. This Agreement shall be administered in a manner consistent with this intent. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall any Participating Company or any of their respective Subsidiary Corporations or Affiliates be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A or otherwise. For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any regulations or any other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.”

Notifications

There are no country-specific notifications.

EXHIBIT A-3

Stock Options Award Agreement

MAGNACHIP SEMICONDUCTOR CORPORATION

STOCK OPTION AGREEMENT

(For US Participant)

Magnachip Semiconductor Corporation (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock upon the terms and conditions set forth in the Grant Notice and this Option Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Magnachip Semiconductor Corporation 2020 Equity and Incentive Compensation Plan (as amended from time to time, the “Plan”), the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”), (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1.
Definitions and Construction.
1.1
Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.
1.2
Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
2.
Tax Consequences.
1.1
Tax Status of Option. This Option is intended to have the tax status designated in the Grant Notice.
(a)
Incentive Stock Option. If the Grant Notice so designates, this Option is intended to be an Incentive Stock Option within the meaning of Section 422(b) of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Participant should consult with the Participant’s own tax advisor regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. (NOTE TO PARTICIPANT: If the Option is exercised more than three (3) months after the date on which you cease to be an Employee (other than by reason of your death or permanent and total disability as defined in Section 22(e)(3) of the Code), the Option will be treated as a Nonstatutory Stock Option and not as an Incentive Stock Option to the extent required by Section 422 of the Code.)

(b)
Nonstatutory Stock Option. If the Grant Notice so designates, this Option is intended to be a Nonstatutory Stock Option and shall not be treated as an Incentive Stock Option within the meaning of Section 422(b) of the Code.
2.2
ISO Fair Market Value Limitation. If the Grant Notice designates this Option as an Incentive Stock Option, then to the extent that the Option (together with all Incentive Stock Options granted to the Participant under all stock option plans of the Participating Company Group, including the Plan) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than One Hundred Thousand Dollars ($100,000), the portion of such options which exceeds such amount will be treated as Nonstatutory Stock Options. For purposes of this Section 2.2, options designated as Incentive Stock Options are taken into account in the order in which they were granted, and the Fair Market Value of stock is determined as of the time the option with respect to such stock is granted. If the Code is amended to provide for a different limitation from that set forth in this Section 2.2, such different limitation shall be deemed incorporated herein effective as of the date required or permitted by such amendment to the Code. If the Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 2.2, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion shall be issued upon the exercise of the Option. (NOTE TO PARTICIPANT: If the aggregate Exercise Price of the Option (that is, the Exercise Price multiplied by the Number of Option Shares) plus the aggregate exercise price of any other Incentive Stock Options you hold (whether granted pursuant to the Plan or any other stock option plan of the Participating Company Group) is greater than $100,000, you should contact the Chief Financial Officer of the Company to ascertain whether the entire Option qualifies as an Incentive Stock Option.)
3.
Administration.

All questions of interpretation concerning the Grant Notice, this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has actual authority with respect to such matter, right, obligation, or election.

4.
Exercise of the Option.
3.1
Right to Exercise. Except as otherwise provided herein, the Option shall be exercisable on and after the Initial Vesting Date and prior to the termination of the Option (as provided in Section 6) in an amount not to exceed the number of Vested Shares less the number of shares previously acquired upon exercise of the Option. In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 9.

4.1
Method of Exercise. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company. An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company). In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company). Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement. Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 6 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased. The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.
4.2
Payment of Exercise Price. Payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made by one or more of the following methods: (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Stock owned by the Participant having a value at the time of exercise equal to the total Exercise Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Stock otherwise issuable upon exercise of an Option pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Stock so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.
4.3
Tax Withholding.
(a)
In General. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.
(b)
Withholding in Shares. The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the maximum amount permitted under the Plan.

4.4
Beneficial Ownership of Shares; Certificate Registration. The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option. Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.
4.5
Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.
4.6
Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.
5.
Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

6.
Termination of the Option.

The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 7, or (c) a Change in Control to the extent provided in Section 8.

7.
Effect of Termination of Service.
6.1
Option Exercisability. The Option shall terminate immediately upon the Participant’s termination of Service to the extent that it is then unvested and shall be exercisable after the Participant’s termination of Service to the extent it is then vested only during the applicable time period as determined below and thereafter shall terminate.
(a)
Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
(b)
Death. If the Participant’s Service terminates because of the death of the Participant, the Option, to the extent unexercised and exercisable for Vested Shares on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of twelve (12) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.
(c)
Termination for Cause. Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause (as defined in that certain Executive Service Agreement between the Participant and the Company, dated July 1, 2026) or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, the Option shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.
(d)
Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, the Option, to the extent unexercised and exercisable for Vested Shares by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of three (3) months after the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.
7.2
Extension if Exercise Prevented by Law. Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 7.1 is prevented by the provisions of Section 4.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 7.1, but in any event no later than the Option Expiration Date.

8.
Effect of Change in Control.

In the event of a Change in Control, the Option shall be treated in accordance with the terms of the Plan and any action taken by the Committee pursuant thereto. Without limiting the foregoing, the Committee may provide for assumption, substitution, acceleration, cash-out, cancellation or other treatment of the Option as permitted under Sections 11, 12 and 18(c) of the Plan.

9.
Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent. In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.
Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 9. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

11.
Notice of Sales Upon Disqualifying Disposition.

The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, if the Grant Notice designates this Option as an Incentive Stock Option, the Participant shall (a) promptly notify the Chief Financial Officer of the Company if the Participant disposes of any of the shares acquired pursuant to the Option within one (1) year after the date the Participant exercises all or part of the Option or within two (2) years after the Date of Grant and (b) provide the Company with a description of the circumstances of such disposition. Until such time as the Participant disposes of such shares in a manner consistent with the provisions of this Option Agreement, unless otherwise expressly authorized by the Company, the Participant shall hold all shares acquired pursuant to the Option in the Participant’s name (and not in the name of any nominee) for the one-year period immediately after the exercise of the Option and the two-year period immediately after Date of Grant. At any time during the one-year or two-year periods set forth above, the Company may place a legend on any certificate representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence.

12.
Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.

13.
Miscellaneous Provisions.
13.1
Termination or Amendment. The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 8 in connection with a Change in Control, no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Option Agreement shall be effective unless in writing.
13.2
Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.
13.3
Binding Effect. This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.
13.4
Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.
(a)
Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include, the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 4.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.
(b)
Consent to Electronic Delivery. The Participant acknowledges that the Participant has read Section 13.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 13.4(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.4(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.4(a).
13.5
Integrated Agreement. The Grant Notice, this Option Agreement and the Plan shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.
13.6
Applicable Law. This Option Agreement shall be governed by the laws of the State of Delaware. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Option Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts of the United States for the Northern District of California, and no other courts, where this Agreement is made and/or performed.
13.7
Insider Trading / Market Abuse Restrictions. The Participant may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions,

including, but not limited to, the U.S. and the Participant’s country of residence, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of shares or rights to shares or rights linked to the value of shares during such times as the Participant is considered to have “inside information” regarding the Company (as defined by applicable laws). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s securities trading policy. The Participant is responsible for ensuring compliance with any applicable restrictions.
13.8
Foreign Asset and Account Reporting and Exchange Control Requirements. Certain foreign asset and foreign account reporting requirements and exchange controls may affect the Participant’s ability to acquire or hold shares under the Plan or cash received from participating in the Plan in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in the Participant’s country. The Participant may also be required to repatriate sale proceeds or other funds received as a result of the Participant’s participation in the Plan to the Participant’s country through a designated bank or broker or within a certain time after receipt. The Participant is responsible for complying with any applicable regulations and should consult the Participant’s personal legal and tax advisors.
13.9
Waiver. The Participant acknowledges that a waiver by the Company of breach of any provision of this Option Agreement by the Participant shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant.
13.10
Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
13.11
Clawback. The Option will be subject to recoupment in accordance with the Company’s Compensation Recovery Policy or any other clawback or recoupment policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

EXHIBIT B

FORM OF RELEASE

As used in this Release of Claims (this “Release”), the term “claims” will include all claims, covenants, warranties, promises, undertakings, actions, suits, causes of action, proceedings, obligations, debts, accounts, attorneys’ fees, judgments, losses, and liabilities, of whatsoever kind or nature, in law, in equity or otherwise. Capitalized terms used but not defined in this Release will have the meanings given to them in the Executive Service Agreement (the “Service Agreement”), effective as of July 1, 2026, by and between Magnachip Semiconductor Corporation, a Delaware corporation (“Parent”), and Magnachip Semiconductor, Ltd., a wholly owned subsidiary of Parent (“MSK”), on the one hand, and Chae Lee.

For and in consideration of the payments and benefits under Section 5(b) of the Service Agreement, and other good and valuable consideration, I, for and on behalf of myself and my executors, heirs, administrators, representatives and assigns, hereby agree to release and forever discharge the Company, Parent and all of their respective predecessors, successors, and past, current, and future parent entities, affiliates, subsidiary entities, investors, directors, shareholders, members, officers, general or limited partners, employees, attorneys, agents, and representatives, and the benefit plans in which I am or have been a participant by virtue of my engagement with or service to the Company (collectively, the “Company Releasees”), from any and all claims that I have or may have had against the Company Releasees based on any events or circumstances arising or occurring on or prior to the date hereof and arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever my engagement with or service to the Company or the termination thereof, including any and all claims arising under national, federal, provincial, state or local laws relating to employment, including claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, intentional infliction of emotional distress or liability in tort, and claims of any kind that may be brought in any court or administrative agency, and any related claims for attorneys’ fees and costs, including claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000e et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866 and the Civil Rights Act of 1991, 42 U.S.C. Section 1981 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621 et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance Programs, 41 C.F.R. Section 60-1 et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and any similar national, provincial, state or local laws of the United States, the Republic of Korea or any other jurisdiction. I agree further that this Release may be pleaded as a full defense to any action, suit, arbitration or other proceeding covered by the terms hereof that is or may be initiated, prosecuted, or maintained by me or my descendants, dependents, heirs, executors, administrators or assigns. By signing this Release, I acknowledge that I intend to waive and release all rights known or unknown that I may have against the Company Releasees under these and any other laws.

I acknowledge and agree that, as of the date I execute this Release, I have not filed any claim against any of the Company Releasees before any local, state, federal or foreign court, arbitrator, mediator or arbitration or mediation panel (each individually, a “Proceeding”). I (i) acknowledge that I will not initiate or cause to be initiated on my behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waive any right that I may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding or out of any action filed with any federal, state or local administrative or regulatory agency or authority (each, a “Government Agency”), except as provided below or where otherwise provided by law. Further, I understand that, by executing this Release, I will be limiting the availability of certain remedies that I may have against the Company and limiting also my ability to pursue certain claims against the Company Releasees.

By executing this Release, I specifically release all claims relating to my engagement with and service to the Company, and its termination, under ADEA, a federal statute that, among other things, prohibits discrimination on the basis of age in engagement and benefit plans.

Notwithstanding the generality of the foregoing, I do not release (i) claims to receive payments and benefits under Section 5(b) of the Service Agreement in accordance with the terms of the Service Agreement, (ii) claims for indemnification arising under any applicable indemnification obligation of the Company, (iii) any vested rights I may have under any qualified benefit plans, programs or policies of the Company, or (iv) claims that cannot be waived by law. Further, nothing in this Release shall prevent me from (a) initiating or causing to be initiated on my behalf any claim against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of my claims under the ADEA (but no other portion of such waiver); or (b) initiating or participating in an investigation or proceeding conducted by any Government Agency.

I understand that nothing in this Agreement will preclude, prohibit or restrict me from (i) communicating with, any federal, state or local administrative or regulatory agency or authority, including the Securities and Exchange Commission (the “SEC”); (ii) participating or cooperating in any investigation conducted by any governmental agency or authority; or (iii) filing a charge of discrimination with the EEOC or any other federal state or local administrative agency or regulatory authority.

Nothing in this Agreement, or any other agreement with the Company, prohibits or is intended in any manner to prohibit, me from (i) reporting a possible violation of federal or other applicable law or regulation to any governmental agency or entity, including the Department of Justice, the SEC, the U.S. Congress and any governmental agency Inspector General, or (ii) making other disclosures that are protected under whistleblower provisions of federal law or regulation. This Agreement does not limit my right to receive an award (including a monetary reward) for information provided to the SEC or any other Government Agency pursuant to the whistleblower provisions of any applicable law or regulation. I do not need the prior authorization of anyone at the Company to make any such reports or disclosures, and I am not required to notify the Company that I have made such reports or disclosures.

Nothing in this Agreement or any other agreement or policy of the Company is intended to interfere with or restrain the immunity provided under 18 U.S.C. §1833(b). I cannot be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (i) (A) in confidence to federal, state or local government officials, directly or indirectly, or to an attorney, and (B) for the purpose of reporting or investigating a suspected violation of law; (ii) in a complaint or other document filed in a lawsuit or other proceeding, if filed under seal; or (iii) in connection with a lawsuit alleging retaliation for reporting a suspected violation of law, if filed under seal and does not disclose the trade secret, except pursuant to a court order.

I acknowledge that I have been given at least 21 days in which to consider this Release. I acknowledge further that the Company has advised me to consult with an attorney of my choice before signing this Release, and I have had sufficient time to consider the terms of this Release. I represent and acknowledge that if I execute this Release before 21 days have elapsed, I do so knowingly, voluntarily, and upon the advice and with the approval of my legal counsel (if any), and that I voluntarily waive any remaining consideration period.

I understand that after executing this Release, I have the right to revoke it within seven days after its execution. I understand that this Release will not become effective and enforceable unless the seven-day revocation period passes and I do not revoke the Release in writing. I understand that this Release may not be revoked after the seven-day revocation period has passed. I understand also that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven-day period.

This Release will become effective, irrevocable, and binding on the eighth day after its execution, so long as I have not timely revoked it as set forth above. I understand and acknowledge that I will not be entitled to payments or benefits under Section 5(b) of the Service Agreement unless this Release is effective on or before the date that is sixty (60) days following the Date of Termination (as defined in the Service Agreement).

I hereby agree to waive any and all claims to re-engagement with the Company and affirmatively agree not to seek further engagement with the Company.

The provisions of this Release will be binding upon my heirs, executors, administrators, legal representatives, and assigns. If any provision of this Release will be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force or effect. The illegality or unenforceability of such provision, however, will have no effect upon and will not impair the enforceability of any other provision of this Release.

This Release will be governed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law. Any dispute or claim arising out of or relating to this Release or claim of breach hereof will be brought exclusively in the United States District Court for the District of Delaware to the extent that federal jurisdiction exists, and in the Delaware Chancery Court to the extent that federal jurisdiction does not exist. By execution of this Release, I am waiving any right to trial by jury in connection with any suit, action or proceeding under or in connection with this Release.

Chae Lee

Date